Exhibit 10.2


                            SECURITIES EXCHANGE AGREEMENT

                    SECURITIES EXCHANGE AGREEMENT, made this 17th day of November 1999, between Jubilee Investors LLC (the "Investor"), a Delaware limited liability company, located at One World Trade Center, Suite 4563, New York, New York 10048 and American Electromedics Corp. (the "Company"), a Delaware corporation, located at 13 Columbia Drive, Suite 5, Amherst, New Hampshire 0303 1.

                                     WITNESSETH:
                                     -----------
                    WHEREAS, the Investor is the holder of 2,400 shares of Convertible Preferred Stock, Series A of the Company (the "Preferred Shares");

                    WHEREAS, the Company wishes to exchange a promissory note and security agreement (the "Note") attached hereto as Exhibit A, in the principal amount of $1,050,000 (subject to adjustment as specified in such Note) maturing on April 30, 2000 and secured by certain intellectual property rights of the Company (the "Collateral"), for 350 Preferred Shares (the "Exchange Shares") held by the Investor with an aggregate stated value of $350,000-,

                    WHEREAS, the Investor wishes to convert 1,000 Preferred Shares (the "Initial Conversion Preferred Shares"), plus accrued dividends on all 2,400 Preferred Shares in the amount of $400,000, into a number of shares of common stock (the "Common Stock"), par value $. 10, of the Company (the "Initial Conversion Shares") pursuant to terms of the Certificate of Designation of Series and Determination of Rights and Preferences of Convertible Preferred Stock, Series A of the Company (the "Certificate of Designation");

                    WHEREAS, the Investor wishes to convert an additional 350 Preferred Shares (the "Additional Conversion Preferred Shares" and together with the Initial Conversion Preferred Shares, the "Conversion Preferred Shares), into 350,000 shares of Common Stock (the "Additional Conversion Shares" and together with the Initial Conversion Shares, the "Conversion Shares") pursuant to terms of the Certificate of Designation; and
                    WHEREAS, the Company wishes to redeem and the Investor agrees to sell to the Company 700 Preferred Shares (the "Redemption Shares") for an aggregate price of $840,000 in cash (the "Redemption Price").

                    NOW, THEREFORE, in consideration of the premises, agreements, representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

               1.   Exchange of Securities, Redemption Shares.  Subject to
                    -----------------------------------------
          the terms and conditions of this Agreement, the Company and the Investor each agree to simultaneously deliver to the other the Note, in the case of the Company, and the Exchange Shares, in the case of the Investor, on November 17, 1999 (the "Closing"). Subject to the terms and conditions of this Agreement, each of the Company and the Investor agrees to simultaneously deliver to the other, the Redemption Price and the Conversion Shares, in the case of the Company, and the Redemption Shares, in the case of the Investor on date of the Closing.

               2.   Conversion of Preferred Shares.  Subject to the terms
                    ------------------------------
          and conditions of this Agreement and the Certificate of Designation, the Investor agrees to convert the Conversion Preferred Shares into Conversion Shares and, upon conversion, the Company shall deliver such freely transferable Conversion Shares via DWAC to an account specified by the Investor.

               3.   Restriction on Sales of Additional Shares.  The Company
                    -----------------------------------------
          shall not, directly or indirectly, without the prior written consent of the Investor, offer, sell, offer to sell, contract to sell or otherwise dispose of any of its securities, issued or sold at a discount to the market value of such securities or securities exchangeable for or convertible into shares of Common Stock at a price per share less than the market price per share at the time of such exchange, conversion or issuance, for a period of time beginning on the date of this Agreement and ending on the Maturity Date (as such term is defined in the Note) (the "Lock-Up Period"); provided, however, that notwithstanding the restrictions in this Section 3 the Company may offer, sell or issue its Common Stock at a fixed price per share equal to at least fifty percent (500/o) of the market price of the Common Stock at the time of any such offer, sell or issuance.

               4.   Representations and Warranties of the Company.
                    ---------------------------------------------
               The Company represents and warrants to the Investor that:

               a.   Organization, Authorization.  The Company is a
                    ---------------------------
          corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
          Each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction. Each of the Company and its subsidiaries is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the Company and its subsidiaries taken as a whole. Each of the Company's subsidiaries is a direct or indirect wholly-owned subsidiary of the Company, except for those subsidiaries listed on Schedule 4(a), which schedule includes the Company's ownership interest (as a percentage) in each such non-wholly owned subsidiary. The Company has full corporate power and authority to enter into this Agreement and the other documents contemplated hereby and to carry out the transactions contemplated hereby and thereby. The Company has taken all required action by law to authorize the execution and delivery of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby, and this Agreement and the other documents contemplated hereby is a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject as to enforcement only- (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally; and (ii) to general principles of equity.

               b.   Capitalization.  On the date hereof, the authorized
                    --------------
          capital of the Company consists of 20,000,000 shares of Common Stock, par value $.10 per share, of which 10,630,955 shares of Common Stock are issued and outstanding and 1,000,000 shares of Preferred Stock, par value $.0l per share of which 2,400 shares of Series A Convertible Preferred Stock and 1, 170 shares of Series B Convertible Preferred Stock are issued and outstanding.
          Schedule 4(b) hereto sets forth all of the options, warrants and convertible securities of the Company (the "Derivative Securities") owned by persons who are neither officers or directors of the Company which are outstanding on the date hereof, for which the holder (together with any affiliates) has the right to receive (in the aggregate) 100,000 or more shares of Common Stock, including in each case (i) the name and class of such Derivative Securities, (ii) the issue date of such Derivative Securities, (iii) the number of shares of Common Stock of the Company into which such Derivative Securities are convertible as of the date hereof, (iv) the conversion or exercise price or prices of such Derivative Securities as of the date hereof and (v) the expiration date of any conversion or exercise rights held by the owners of such Derivative Securities.

               c.   Concerning the Conversion Shares.  When issued the
                    ---------------------------------
          Conversion Shares shall be duly and validly issued, fully paid and non-assessable, and will not subject the holder thereof to personal liability by reason of being such a holder. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Conversion Shares.

               d.   Reporting Company Status.  The Company's Common Stock
                    ------------------------
          is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               e.   Transaction Documents.  This Agreement and the Note
                    ---------------------
          (collectively, the "Transaction Documents"), and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company- each of the Transaction Documents when executed and delivered by the Company will each be a valid and binding agreement of the Company, enforceable in accordance with their respective terms, except to the extent that enforcement of each of the Transaction Documents may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

               f.   Non-contravention.  The execution and delivery of this
                    -----------------
          Agreement, and each of the other Transaction Documents, and the consummation by the Company of the other transactions contemplated by this Agreement and each of the other Transaction Documents, does not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation of the Company, or any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which they or any of their properties or assets are bound, or any material existing applicable law, rule, or regulation or any applicable decree, judgment or order of any court, or United States federal or state regulatory body, administrative agency, or any other governmental body having jurisdiction over the Company, its subsidiaries, or any of their properties or assets, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated by this Agreement or by the other Transaction Documents.

               g.   Approvals.  No authorization, approval or consent of
                    ---------
          any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or the shareholders of the Company is required to be obtained by the Company for the entry into or the performance of this Agreement and the other Transaction Documents, except such authorizations, approvals and consents that have been obtained, copies of which have been furnished to the Investor.

               h.   SEC Filings.  None of the reports or documents filed by
                    -----------
          the Company with the Commission since January 1, 1999 contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

               i.   Absence of Certain Changes.  Except as set forth in the
                    --------------------------
          Company's Annual Report on Form 10-KSB for the year ended July 31, 1999 (the "1999 Annual Report") and herein, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, outstanding securities or results of operations of the Company.

               j.   Full Disclosure.  There is no fact known to the Company
                    ---------------
          (other than general economic conditions known to the public generally) that has not been disclosed to the Investor that (i) could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise) or the earnings, business affairs, properties or assets of the Company or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to the Transaction Documents.

               k.   Title to Properties, Liens and Encumbrances.  The
                    -------------------------------------------
          Company and its subsidiaries has good and marketable title to all of its properties and assets, both real and personal, and has good title to all its leasehold interests, in each case subject to the following exceptions: (i) mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges created in the ordinary course of business and (ii) the encumbrances created pursuant to the Note.

               1.   Patents and Other Proprietary Rights.  The Company and
                    ------------------------------------
          its subsidiaries own outright, free and clear of all liens, claims and other encumbrances, except liens created by the Note, the following patents and trademarks: (i) United States Patent No. 5,704,91 1, "Needleless Hypodermic Injection System", (ii) United States Patent No. 5,569,189, "Needleless Hypodermic Injector", and (iii) INJEX SYSTEM (unregistered trademark) (collectively, the "Intellectual Property"). The Intellectual Property is all of the material intellectual property owned by the Company and its subsidiaries. The only intellectual property that the Company or any of its subsidiaries has sold, assigned, licensed or otherwise transferred to Rosch GmbH Medizentechnik ("Rosch") is the European Patent Application No. 96936299.5 "Hypodermic Jet Injector". The Company and its subsidiaries have sufficient title, ownership or license to use all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes free and clear of all liens (except liens created by the Note), necessary for the conduct of their respective businesses as now conducted, and such business does not conflict with or constitute an infringement on the rights of others.

               m.   Permits.  The Company and its subsidiaries have all
                    -------
          franchises, permits, licenses and any similar authority necessary for the conduct of their respective businesses as now conducted, the lack of which would materially and adversely affect the business or financial condition of the Company or any of its subsidiaries. The Company is not in default in any material respect under any of such Franchises, permits, licenses or similar authority.

               n.   Absence of Litigation.  Except as set forth in the
                    ---------------------
          Company's 1999 Annual Report and as disclosed in Schedule 4(n), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, in which an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, or the transactions contemplated by the Transaction Documents, or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Transaction Documents.

               o.   No Default.  Neither the Company nor any of its
                    ----------
          subsidiaries is in default in the performance or observance of any material obligation, covenant or condition contained in any material indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it or its property may be bound.

               p.   Transactions with Affiliates.  Except as disclosed in
                    ----------------------------
          the 1999 Annual Report and the Company's Preliminary Proxy Statement for the 1999 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on November 5, 1999 (the "1999 Preliminary Proxy Statement"), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or affiliates that, had they existed on July 31, 1999, would have been required to be disclosed in the 1999 Annual Report other than the sale of 5% of Rosch GmbH Medizintechnik, 800,000 shares of Common Stock and a warrant to purchase 300,000 shares of Common Stock sold to a director of the Company for $2,000,000.

               q.   Taxes.  All applicable tax returns required to be filed
                    -----
          by the Company and each of its subsidiaries have been filed, or if not yet filed have been granted extensions of the filing dates which extensions have not expired, and all taxes, assessments, fees and other governmental charges upon the Company, its subsidiaries, or upon any of their respective properties, income or franchises, shown in such returns and on assessments received by the Company or its subsidiaries to be due and payable have been paid, or adequate reserves therefor have been set up if any of such taxes are being contested in good faith; or if any of such tax returns have not been filed or if any such taxes have not been paid or so reserved for, the failure to so file or to pay would not in the aggregate have a material adverse effect on the business or financial condition of the Company and its subsidiaries, taken as a whole.

               r.   Investment Company Act.  The Company is not conducting,
                    ----------------------
          and does not intend to conduct its business in a manner which it would become, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended.

               s.   Validity, Perfection and Priority of Security Interest.
                    ------------------------------------------------------
          By complying with Section 5 of the Note and by delivery all certificates or instruments, if any, representing or evidencing the Collateral to the Investor, the Company and its subsidiaries will have created a valid and duly perfected security interest, in favor of the Investor for the benefit of the Investor as security for the due and punctual payment of the full principal amount due under the Note, in all Collateral and proceeds of such Collateral, which security interest may be perfected by filing UCC financing statements. Upon the Company's execution and delivery of the Note and the related instruments and upon the filing of related UCC financing statements, the security interest of the Investor in the Collateral shall rank first in priority. Other than financing statements or other similar documents perfecting the security interests of the Investor, no financing statements or similar documents covering all or any part of the Collateral are on file or of record in any government office in any jurisdiction in which such filing or recording would be effective to perfect a security interest in such Collateral.

               t.   Full Disclosure.  The representations and warranties of
                    ---------------
          the Company and its subsidiaries set forth in the Transaction Documents do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

               5.   Representations and Warranties of the Investor.
                    ----------------------------------------------
               The Investor represents and warrants to the Company that:

               a.   Organization, Authorization.  The Investor is a limited
                    ---------------------------
          liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Investor has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Investor has taken all required action by law to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, and this Agreement is a valid and binding obligation of the Investor enforceable against it in accordance with its terms, subject as to enforcement only: (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally-, and (ii) to general principles of equity.

               b.   Title to Exchange Shares; Liens and Encumbrances.  The
                    ------------------------------------------------
          Investor has good and marketable title to the Exchange Shares and the Redemption Shares, and upon transfer will be free and clear from any pledge, lien or other encumbrance.

               c.   Company Information.  The Investor is aware of the
                    -------------------
          business affairs of the Company and has received the 1999 Annual Report and 1999 Preliminary Proxy Statement and has had the opportunity to discuss the Company's present business and future plans with the executive officers of the Company.

               6.   Conditions to the Investor's Obligations to Exchange
                    ----------------------------------------------------
          the Exchange Shares.
          -------------------

               (a) The Company shall have redeemed, purchased or acquired and cancelled all outstanding shares (1, 170) of its Series B Preferred Stock for a price of $1,170,000 and 369,000 shares of Common Stock.

               (b) The Company and its subsidiaries shall have executed the Note and the UCC financing statements and, further, the Company agrees to deliver the UCC financing statements to Investor's Counsel within two (2) business days following the date hereof.

               (c) The Company shall have paid the legal fees and other expenses of the Investor incurred in connection with the documentation and negotiation of the Transaction Documents, which amount shall not exceed $20,060.

               (e)  The Company shall have delivered an Officer's
          Certificate certifying that the representations and warranties made by the Company in Section 4 of this Agreement are true and correct.

               7.   Governing Law, Miscellaneous.  This Agreement shall be
                    ----------------------------
          governed by and interpreted in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement or any of the Transaction Documents, and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or enforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of each of the parties hereto. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof

               8.   Further Assurances.  Each party shall do and perform,
                    ------------------
          or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby,

               9.   Releases.  (a) Upon payment in full to the Investor, or
                    --------
          with respect to legal fees, Investor's counsel, of all amounts owing under this Agreement (not including payment due under the
          Note), the Investor shall release and forever discharge the Company, its subsidiaries and its directors, officers, shareholders, agents, employees and affiliates and their successors, assigns, heirs and administrators (collectively, the "Releasees") from all actions, causes of action, claims and demands whatsoever, whether known or unknown, in law or equity, whether statutory or common law, whether federal, state, local, foreign or otherwise related to or arising out of the Securities Purchase Agreement and all other agreements related to the Investor's purchase of the Preferred Shares and investment in the Company, and any and all fees and expenses related thereto, which against the Company and its Releasees the Investor ever had, now has or hereafter may have, by reason of any matter, cause or thing whatsoever; provided, however, that the foregoing
                            --------
          release shall not, in any way, release the Company or any Releasee from any actions, causes of action, claims and demands whatsoever, whether known or unknown, in law or equity, whether statutory or common law, whether federal, state, local, foreign or otherwise that the Investor may have or assert as (i) a holder of the Company's common stock as to matters arising subsequent to the date hereof or (ii) as a holder of the Note, against the Company or any such Releasee from the date hereof.

               (b) Upon execution of this Agreement and delivery of the Redemption Shares, the Company shall release and forever discharge the Investor, its subsidiaries and its directors, managers, officers, shareholders, agents, employees and affiliates and their successors, assigns, heirs and administrators (collectively, the "Investor Releasees") from all actions, causes of action, claims and demands whatsoever, whether known or unknown, in law or equity, whether statutory or common law, whether federal, state, local, foreign or otherwise related to or arising out of the Securities Purchase Agreement and all other agreements, which against the Investor and the Investor Releasees the Company ever had, now has or hereafter may have, by reason of any matter, cause or thing whatsoever.

               10.  Notices.  Any notice required or permitted hereunder
                    -------
          shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

          COMPANY:  AMERICAN ELECTROMEDICS CORP.
                    13 Columbia Drive
                    Suite 5
                    Amherst, New Hampshire 03031
                    ATTN.:    Michael Pieniazek
                    Tel.:     (603) 880-6300
                    Fax:      (603) 880-6390

                    with copies to:
                    THELEN, REID & PRIEST LLP
                    40 West 57th Street
                    New York, NY 10019
                    ATTN.:    Bruce Rich
                    Tel.:     212-603-6780
                    Fax:      212-603-2001

          INVESTOR: JUBILEE INVESTORS LLC
                    c/o WEC ASSET MANAGEMENT LLC
                    One World Trade Center
                    Suite 4563
                    New York, New York 10048
                    ATTN.:    Daniel Saks
                    Tel.:     212-775-9299
                    Fax:      212-775-9311

                    with copies to:
                    MORRISON & FOERSTER LLP
                    1290 Avenue of the Americas
                    New York, New York 10104
                    ATTN.:    Jeffrey S. Marcus, Esq.
                    Tel.:     212-468-8000
                    Fax:      212-468-7900

               IN WITNESS WHEREOF, this Agreement has been duly executed by each of the undersigned as of the date first written above.

                                             AMERICAN ELECTROMEDICS CORP.


                                             By:  /s/ Michael T. Pieniazek
                                                 ---------------------------
                                                  Name: Michael T. Pieniazek
                                                  Title: President

                                             EQUIDYNE SYSTEMS, INC.

                                             By:  /s/ Michael T. Pieniazek
                                                 ---------------------------
                                                  Name: Michael T. Pieniazek
                                                  Title: Secretary

                                             JUBILEE INVESTORS LLC


                                             By:  /s/ Daniel Saks
                                                ----------------------------
                                                  Name:  Daniel Saks
                                                  Title: Managing Director